UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

Parallel Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 684-3727

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Because a “Change of Control” under the Indenture dated as of July 31, 2007, between Parallel Petroleum Corporation (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Indenture”), has occurred as a result of the acquisition by PLLL Acquisition Co., a Delaware corporation (“Merger Subsidiary”), of greater than 50% of the outstanding shares of the Company’s common stock, $0.01 par value per share (the “Shares”), pursuant to the Offer to Purchase (the “Offer”), dated September 24, 2009, as amended (filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, which was filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2009), each holder of the Company’s 10  1/4% Senior Notes due 2014 (the “Notes”) has the right, at such holder’s option, to require the repurchase of all or any part of such holder’s Notes (provided that the principal amount of such Notes to be repurchased must be $1,000 or an integral multiple thereof) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, the Company is obligated to mail notice of its offer to repurchase the Notes within thirty days following a Change of Control (the “Change of Control Offer”). However, the Indenture provides that the Company is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture. In accordance with the terms of the Indenture and the Agreement and Plan of Merger, dated September 15, 2009 (as amended, the “Merger Agreement”), by and among PLLL Holdings, LLC, a Delaware limited liability company (“Parent”), Merger Subsidiary, and the Company, either the Company or an affiliate of Parent will make a Change of Control Offer and repurchase any and all Notes that are tendered pursuant to such offer. Pursuant to the Merger Agreement, Parent will cause the Company or such affiliate of Parent to maintain sufficient funds to repurchase any and all Notes that are tendered pursuant to the Change of Control Offer to allow the Company to pay for any tendered Notes promptly after the expiration of the Change of Control Offer.

Item 5.01.	Change in Control of the Registrant

On October 23, 2009, Merger Subsidiary acquired 35,244,824 Shares, constituting 84.62% of the Company’s outstanding Shares, and as a result, a change in control of the Company has occurred and the Company has become an indirect subsidiary of Parent. The Offer was commenced on September 24, 2009, pursuant to the terms of the Merger Agreement.

Parent and Merger Subsidiary estimate that the total amount of funds required (i) to purchase all outstanding Shares pursuant to the Offer and the Merger (defined below), (ii) to pay for the cash-out of all Company options required to be cashed out by the Merger Agreement, and (iii) to pay for the funding of the Change of Control Offer required to be made by the Company for the Notes is approximately $283.2 million. The funds necessary to purchase Shares pursuant to the Offer and to pay related fees and expenses have been furnished to the Merger Subsidiary in the form of capital contributions by Parent. Parent obtained such funds from the proceeds of the sale of limited liability company interests to certain equity funds managed by Apollo Management VII, L.P., an affiliate of Parent.

The Offer expired at 12:00 midnight, New York City time, on Thursday, October 22, 2009. According to Computershare Trust Company, N.A., the disbursing agent for the Offer, a total of approximately 35,244,824 Shares (including approximately 802,359 Shares subject to guaranteed delivery) were validly tendered and not withdrawn as of the expiration time, representing approximately 84.62% of the outstanding Shares.

Subsequent to the expiration of the Offer, on Thursday, October 22, 2009, and in accordance with the terms of the Merger Agreement, Merger Subsidiary commenced a subsequent offering period, which will expire on Thursday, October 29, 2009 at 5:00 p.m. New York City time for all the Shares not tendered during the offering period pursuant to the Offer. All Shares properly tendered during the subsequent offering period will be accepted and promptly paid for, and tendering stockholders will receive the Offer price of $3.15 per Share (the “Offer Price”). Procedures for tendering Shares during the subsequent offering period are the same during the offering period of the Offer with the two exceptions: (i) Shares cannot be delivered by the guaranteed delivery procedure and (ii) pursuant to Rule 14d-7(a)(2) under the Securities Exchange Act of 1934, as amended, Shares tendered during the subsequent offering period may not be withdrawn.

Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger, all remaining outstanding Shares not tendered in the Offer, will be acquired for cash at the Offer Price and on the terms and conditions set forth in the Merger Agreement. The Company has been advised by Parent that the Merger is expected to occur approximately 20 calendar days following the date a formal notice of the Merger is first mailed to the Company’s stockholders.

In addition, the Merger Agreement includes provisions relating to the election of directors to the Company’s Board of Directors (the “Board”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2009, the Board received a letter of resignation from service on the Board from Martin B. Oring. The letter of resignation did not contain any statements describing disagreements with the Company related to its operations, policies or practices, nor did any disagreements lead to Mr. Oring’s resignation. The resignation was effective as of the Acceptance Date (as defined in the Merger Agreement), which is the date of Merger Subsidiary’s acceptance for payment, and payment for all Shares validly tendered and not withdrawn during the offering period of the Offer and pursuant to the terms of the Merger Agreement.

On October 23, 2009, in accordance with the Merger Agreement and pursuant to Article III, Section 3.2 of the Bylaws of the Company, the Board voted unanimously to increase the size of the Board to nine directors. On the same date, pursuant to Article III, Section 3.3 of the Bylaws of the Company, the Board voted unanimously to fill the newly created directorships and the vacancy created by the resignation of Mr. Oring by appointing Andrew Africk, Robert Falk, Sam Oh, Aaron Stone and Jordan Zaken as directors, each of whom are appointees of Parent. The increase in the size of the Board and the appointment of the foregoing directors were effective on the Acceptance Date. Information about the directors designated for appointment by Parent has been previously disclosed in the Supplement to Information Statement contained in Amendment No. 2 to the solicitation/recommendation statement on Schedule 14D-9, which amendment was filed by the Company with the SEC on October 13, 2009 and is incorporated herein by reference.

Parent has advised the Company that none of the directors designated for appointment by Parent is currently a director of, or holds any position with, the Company or any of its subsidiaries. Parent has advised the Company that none of its designees or any of their immediate family members (i) has a familial relationship with any directors, other nominees or executive officers of the Company or any of its subsidiaries, or (ii) has been involved in any transactions with the Company or any of its subsidiaries, in each case, that are required to be disclosed pursuant to the rules and regulations of the SEC, except as may be disclosed in the Company’s recommendation/solicitation statement on Schedule 14D-9, as amended.

Item 8.01.	Other Events

On October 23, 2009, Parent deposited approximately $158 million into an escrow account to be used to pay for any Notes tendered pursuant to the Change of Control Offer.

On October 23, 2009, the Company and Parent issued a press release announcing the expiration of the Offer. The press release is attached hereto and incorporated herein by reference.

The disclosure set forth under Item 2.04 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 23, 2009.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION

Date: October 28, 2009

	By:	/S/ LARRY C. OLDHAM
Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 23, 2009.